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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 25, 2004


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-12202                93-1120873
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                 File Number)         Identification No.)

           13710 FNB PARKWAY
            OMAHA, NEBRASKA                                      68154-5200
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


                      -------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As previously announced, Enron Corp has agreed to sell CrossCountry Energy, LLC ("CrossCountry Energy") to CCE Holdings, LLC ("CCE Holdings"), a joint venture between Southern Union Company and GE Commercial Finance Energy Financial Services. On September 16, 2004, Southern Union Company and ONEOK,Inc. each announced that ONEOK had entered into an agreement to purchase Northern Plains Natural Gas Company, Pan Border Gas Company and NBP Services Corporation (collectively the "Transfer Group Companies") from CCE Holdings.

         A Second Amendment to the Revolving Credit Agreement was entered into as of October 25, 2004, by and between Northern Border Partners, L.P., as Borrower, Northern Border Intermediate Limited Partnership, as Guarantor, the Required Lenders and SunTrust Bank, as Administrative Agent. The Second Amendment changed the definition of "Change in Control" in the Revolving Credit Agreement dated as of November 24, 2003 to provide for the sale of CrossCountry Energy to CCE Holdings and the sale of the Transfer Group Companies to ONEOK.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

            99.1 Second Amendment entered into as of October 25, 2004 to Northern Border Partners' Revolving Credit Agreement dated as of November 24, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NORTHERN BORDER PARTNERS, L.P.



Date: November 5, 2004            By:  /s/ Jerry L. Peters
                                     ------------------------------------------
                                  Name:  Jerry L. Peters
                                  Title: Chief Financial and Accounting Officer
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                                  Exhibit Index


Exhibit 99.1 Second Amendment entered into as of October 25, 2004 to Northern Border Partners' Revolving Credit Agreement dated as of November 24, 2003.


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